ASSIGNMENT AND ASSUMPTION OF CONTRACT

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT (the "Assignment and Assumption") is made and entered into as of this _____ day of __________, 2006, by and among URI ROSIN and GUNTER FRANTZ, LTD. as the assignors (collectively, the "Assignor"), and JONATHAN ILAN OFIR as the assignee (the "Assignee"). Unless otherwise defined herein, all capitalized terms in this Assignment and Assumption shall have the same meanings as set forth in the Share Sale Agreement, dated February 1, 2006, among Assignor, and DIRECT CAPITAL INVESTMENT LTD., a company registered in Israel (the "Agreement").

WITNESSETH:

For and in consideration of the transactions closed or being closed pursuant to the Agreement, and the covenants and agreements herein contained, the receipt and sufficiency of such consideration being hereby acknowledged by the parties hereto, effective as of the date hereof (the "Effective Date"), Assignor hereby transfers, conveys and assigns to Assignee, all of Assignor's right, title, interest and obligations in and to the Agreement.

Assignee hereby accepts assignment of the Agreement subject to and upon the terms and conditions set forth in this Assignment and Assumption and assumes all of the obligations of Assignor arising under the Agreement from or after the Effective Date.

This Assignment and Assumption shall be binding against and inure to the benefit of the parties hereto and their respective successors and assigns.

If any term, covenant or condition of this Assignment and Assumption is held to be invalid, illegal or unenforceable in any respect, all other terms, covenants and conditions of this Assignment and Assumption shall remain legal, valid and enforceable and in full force and effect.

This Assignment and Assumption may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom the

enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Assignor and Assignee hereby agree that upon request from the other party from time to time after the Effective Date, each shall execute and deliver to the other party such other and further documents and instruments, and shall take such further actions, as may reasonably be required by such party to confirm the transfers, conveyances and assignments which are the subject of this Assignment and Assumption.

[Signature page follows.]

Signature Page to Assignment and Assumption of Contract

IN WITNESS WHEREOF, the parties hereto have executed this instrument in any number of counterparts as of the _____ day of ____________, 2006.

ASSIGNORS:

____
URI ROSIN

GUNTER FRANTZ, LTD.

By: ___________________________
Name:
Title:

ASSIGNEE:

____
JONATHAN ILAN OFIR

The undersigned party hereby consents to the Assignment described herein:

DIRECT CAPITAL INVESTMENT LTD.

By: ___________________________
Name:
Title: